EX-99.906CERT

CERTIFICATION

Adam M. Hutt, President and Principal Executive Officer and David Hanover, Treasurer and Principal Financial Officer of Tea Leaf Management Investment Trust (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer

Treasurer and Principal Financial Officer

Tea Leaf Management Investment Trust

Tea Leaf Management Investment Trust

/s/Adam M. Hutt

/s/ David Hanover

Adam M. Hutt

David Hanover

Date: April 4, 2014

Date: April 4, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Tea Leaf Management Investment Trust and will be retained by Tea Leaf Management Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.